Exhibit 10.7

Execution Version

NT SUEZ HOLDCO LLC

33 Benedict Place

Greenwich, CT 06830

March 30, 2021

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

as Administrative Agent, Collateral Agent and Lender

12, Place des Etats-Unis – CS 70052

92547 Montrouge Cedex

France

Attention: Clementine Costil

Clementine.Costil@ca-cib.com

Copy: George Gkanasoulis /Manon Didier

NYShipFinance@ca-cib.com / George.gkanasoulis@ca-cib.com / manon.didier@ca-cib.com

NIBC BANK N.V.

as Lender

Carnegieplein 4

2517 KJ, Den Haag

The Netherlands

Attn: Jan-Willem Schellingerhout / Thomas van Oorschot

maritime@nibc.com

Re:     Credit Agreement dated August 9, 2016 for a $66,000,000 Loan Facility

Dear Ladies and Gentlemen:

We refer to the credit agreement dated as of August 9, 2016 and made between, amongst others, (i) NT Suez Holdco LLC as borrower, (ii) the banks and financial institutions named therein as lenders, (iii) Crédit Agricole Corporate and Investment Bank as administrative agent, and (iv) the banks and financial institutions named therein as bookrunners and lead arrangers for a term loan facility in an aggregate principal amount of up to $66,000,000 (as amended through the date hereof, including by that certain consent letter dated November 27, 2018, the "Credit Agreement").  Words and expressions defined in the Credit Agreement shall have the same meanings when used in this letter (this “Consent and Amendment Letter”) unless otherwise defined.

1	BACKGROUND

We refer to our recent discussions in which we advised of the proposed transaction, pursuant to which International Seaways, Inc. (“INSW”) intends to acquire, in a “friendly” transaction, Diamond S Shipping Inc. (“DSSI”) by way of a merger of a newly-formed Marshall Islands corporation wholly-owned by INSW (“Merger Sub”) with and into DSSI, with DSSI continuing as the surviving entity of such merger and as a wholly-owned subsidiary of INSW (the “Merger”).  Immediately following the Merger, INSW will contribute all the shares of DSSI to International Seaways Operating Corporation (“ISOC”). The Merger, contribution of shares to ISOC, the waivers and amendments contemplated by this Consent & Amendment Letter, and all transactions related thereto are referred to herein as the “Transactions”.

2	CONSENT REQUEST

In accordance with the requirements of Section 11.13 (Amendment or Waiver; etc.) of the Credit Agreement, we hereby request consent of the Required Lenders to the following:

(a)	the proposed Transactions;
(b)

a waiver of the mandatory repayment under the Credit Agreement that would arise upon a Change of Control pursuant to Section 4.02(d) (Mandatory Repayments and Commitment Reductions) of the Credit Agreement as a result of (i) the Transactions and (ii) the replacement of the directors on the board of directors of DSSI by nominees of INSW on or about the date of the Merger;

(c)	a waiver of any other provision of the Credit Agreement or the other Finance Documents that may be breached or any Event of Default that may occur as a result of the Transactions; and
(d)

a waiver of any present or, prior to the Merger Effective Date, future Event of Default, resulting from the failure to make a mandatory prepayment pursuant to Section 4.02(d) (Mandatory Repayments and Commitment Reductions) of the Credit Agreement upon a Change of Control as a result of the Permitted Holders having ceased to own beneficially on a fully diluted basis, in the aggregate, at least 30% of the outstanding Equity Interests in DSSI (formerly, DSSH) prior to the date hereof.

3	AMENDMENTS ON CONSENT EFFECTIVE DATE

In accordance with the requirements of Section 11.13 (Amendment or Waiver; etc.) of the Credit Agreement, we hereby request consent of the Required Lenders to amend and restate the definition of “Change of Control” appearing in Section 1.01 (Defined Terms) of the Credit Agreement as follows:

““Change of Control” shall be deemed to occur on the date on which any of the following first occurs:

(a)[reserved], or

(b)any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act, as in effect on the Closing Date), other than the Permitted Holders, shall have (i) acquired (directly or indirectly) more than 35% of outstanding Equity Interests or voting rights in DSSH or (ii) obtained the power (whether or not exercised) to elect, appoint or remove a majority of DSSH’s managers or board of directors or similar body or executive committee thereof, or

(c)[reserved], or

(d)neither Ross nor Fearnley Advisors AS (each a “Required Party,” and together, the “Required Parties”) continues to act as an investment advisor of TRF, or

(e)any person or group of persons acting in concert (other than the Required Parties and each person directly or indirectly controlled by a Required Party (or either of them)) has acquired control of 50% of Starboard Recovery Associates, L.P., the general partner of TRF.”

4	AMENDMENTS FOLLOWING MERGER

In addition, and following the consummation of the Merger, an amendment will be required to reflect the ownership structure of INSW and its Subsidiaries, after giving effect to the Transactions. In accordance with the requirements of Section 11.13 (Amendment or Waiver; etc.) of the Credit Agreement, we hereby request that clauses (a) and (b) of the definition of “Change of Control” set forth in Section 1.01 (Defined Terms) of the Credit Agreement are amended as follows:

“(a)International Seaways, Inc., a Marshall Islands corporation (“Holdings”) at any time ceases to own, directly or indirectly 100% of the Equity Interests of DSSH or ceases to have the power to vote, or direct the voting of, any such Equity Interests, or

(b)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or group or its respective subsidiaries, and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that, for purposes of this clause, such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of (x) voting Equity Interests of Holdings representing 50% or more of the voting power of the total outstanding voting Equity Interests of Holdings, (y) 50% or more of the total economic interests of the Equity Interests of Holdings (in either case, taking into account in the numerator all such securities that such person or group has the right to acquire (whether pursuant to an option right or otherwise) and taking into account in the denominator all securities that any person has the right to acquire (whether pursuant to an option right or otherwise)) or (z) the power (whether or not exercised) to elect, appoint or remove a majority of Holdings’ managers or board of directors or similar body or executive committee thereof, or”.

The amendment set forth in this Section 4 shall take effect as of the Closing Date (as defined in that certain Agreement and Plan of Merger, to be dated on or about the date of this Consent & Amendment Letter (the “Merger Agreement”) by and among INSW, Merger Sub and DSSI) (the “Merger Effective Date”), subject to the payment of the fees set forth in Section 5 of this Consent & Amendment Letter.

5	CONSENT

Please indicate your consent to the waivers and amendments set forth in Section 2, Section 3 and Section 4 of this Consent & Amendment Letter by executing a counterpart page hereto not later than March 30, 2021.

Each Lender which provides their consent will receive a non-refundable consent fee equal to 0.20% of the aggregate principal amount of Loans of such Lender as of the Consent Effective Date (as defined below), which fee will be due and payable on the Merger Effective Date and paid by the Borrower to the Agent for distribution to each such Lender.

6	MISCELLANEOUS
(a)

This Consent & Amendment Letter shall become effective on the date (the “Consent Effective Date”) when the Lenders shall have signed a counterpart hereof and shall have delivered the same to the Administrative Agent.

(b)

In order to induce the Lenders to enter into this Consent & Amendment Letter, the Credit Parties hereby represent and warrant that (i) except as described herein no Default or Event of Default exists on the Consent Effective Date both before and after giving effect to this Consent & Amendment Letter and (ii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the Consent Effective Date after giving effect to this Consent & Amendment Letter, with the same effect as though such representations and warranties had been made on and as of the Required Consent Time (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

(c)

(i) On and after the Consent Effective Date, the Credit Agreement shall be amended in accordance with Section 3 of this Consent & Amendment Letter and (ii) on and after the Merger Effective Date, the Credit Agreement shall be amended in accordance with Section 4 of this Consent & Amendment Letter, in each case, with the parties hereby agreeing that there is no novation of the Credit Agreement and from and after the effectiveness of such amendments, the rights and obligations of the parties under the Credit Agreement shall be subsumed and governed by the Credit Agreement, as amended thereby. From and after the Consent Effective Date with respect to the amendments set forth in Section 3 of this Consent & Amendment Letter and on and after the Merger Effective Date with respect to the amendments set forth in Section 4 of this Consent & Amendment Letter, (i) each reference in the Credit Agreement and the other Credit Documents to “the Credit Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import and each reference to the Credit Agreement in any other Credit Document shall be deemed a reference to the Credit Agreement, as amended hereby, and (ii) the “Obligations” and “Secured Obligations” under, and each as defined in, the Credit Agreement shall continue as Obligations and Secured Obligations under the Credit Agreement, as amended hereby.

(d)	This Consent & Amendment Letter may not be amended, modified or waived except in accordance with Section 11.13 of the Credit Agreement.
(e)	This Consent & Amendment Letter shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.
7	EFFECT OF AMENDMENT
(a)	Each Credit Party party hereto hereby consents to the terms and conditions of this Consent & Amendment Letter.
(b)

Each Credit Party that is party hereto hereby acknowledges that it has reviewed the terms and provisions of this Consent & Amendment Letter and consents to the amendments contained herein. Each Credit Party that is party hereto acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Consent & Amendment Letter.

(c)

Each Credit Party hereby acknowledges and agrees that, after giving effect to the Consent Effective Date, all of its respective obligations and liabilities under the Credit Documents to which it is a party, as such obligations and liabilities have been amended by this Consent & Amendment Letter, are reaffirmed, and remain in full force and effect.

(d)

After giving effect to this Consent & Amendment Letter, each Credit Party reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Creditors under each of the Security Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Credit Agreement, as amended by this Consent & Amendment Letter, and shall continue to secure the Secured Obligations (after giving effect to this Consent & Amendment Letter), in each case, on and subject to the terms and conditions set forth in the

Credit Agreement, as amended by this Consent & Amendment Letter, and the other Credit Documents.

8	EXECUTION IN COUNTERPARTS

This Consent & Amendment Letter may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Consent & Amendment Letter by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Consent & Amendment Letter. The words “execution,” “signed,” “signature,” and words of like import in this restatement agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal electronic signatures in global and national commerce act, the New York State Electronic Signatures and Records Act, or any other similar applicable state laws based on the Uniform Electronic Transactions Act.

9	COSTS AND EXPENSES

The Credit Parties and INSW jointly and severally agree to reimburse the Administrative Agent for all reasonable out of pocket expenses incurred by it in connection with the negotiation, drafting and execution of the definitive documentation formalizing the Required Lenders’ consent and agreement to the waivers requested in paragraph 2 and the amendment requested in paragraph 3 including the reasonable out of pocket fees and disbursements of the Administrative Agent's counsel in connection therewith.

10	GOVERNING LAW

This Letter and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York.

CONSENTED TO AND AGREED this ____ day of March, 2021

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent, Collateral Agent and Lender

By	/s/ Georgios Gkanasoulis
Name:	Georgios Gkanasoulis
Title:	Director

By	/s/ Manon Didier
Name:	Manon Didier
Title:	Vice President

CONSENTED TO AND AGREED this ____ day of March, 2021

NIBC BANK N.V., as Lender

By:	/s/ Sven de Veij
Name:	Sven de Veij
Title:	Managing Director

By:	/s/ Jan-Willem Schellingerhout
Name:	Jan-Willem Schellingerhout
Title:	Director

Yours faithfully,

NT SUEZ HOLDCO LLC, as Borrower

By	/s/ Craig H. Stevenson, Jr.
Name:	Craig H. Stevenson, Jr.
Title:	President

NT SUEZ GP LLC, as Corporate Guarantor

By	/s/ Craig H. Stevenson, Jr.
Name:	Craig H. Stevenson, Jr.
Title:	President

NT SUEZ ONE LLC, as Subsidiary Guarantor

By	/s/ Craig H. Stevenson, Jr.
Name:	Craig H. Stevenson, Jr.
Title:	President

NT SUEZ TWO LLC, as Subsidiary Guarantor

By	/s/ Craig H. Stevenson, Jr.
Name:	Craig H. Stevenson, Jr.
Title:	President

INTERNATIONAL SEAWAYS, INC.

By	/s/ Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Senior VP & Chief Financial Officer

[Signature Page to CACIB 66 Consent Letter]